Exhibit 17

PROXY	SMALL CAP STOCK FUND PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 9, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF JOHN HANCOCK FUNDS II	PROXY

The undersigned revoking previous proxies, hereby appoint(s) Andrew G. Arnott, Jay Aronowitz, Ariel Ayanna, John J. Danello, Thomas Dee, Philip Fontana, Kinga Kapuscinski, Nicholas J. Kolokithas, Harsha Pulluru, Sarah Coutu, Charles A. Rizzo, Salvatore Schiavone, Christopher Sechler, Betsy Anne Seel, Gina Goldych-Waters and Leo Zerilli, with full power of substitution in each, to vote all the shares of beneficial interest of Small Cap Stock Fund (“Small Cap Stock Fund”), a series of John Hancock Funds II (“JHF II”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of JHF II (the “Meeting”) to be held at 200 Berkeley Street, Boston, Massachusetts 02216, on Friday, August 9, 2019, at 10:00 a.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated July 31, 2019, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposals included in the Proxy Statement and Prospectus.

VOTE VIA THE INTERNET: N/A VOTE VIA THE TELEPHONE: N/A VOTE VIA MAIL: Vote, date and sign this proxy card and return it promptly in the enclosed envelope.

999 9999 9999 999

Note: Signature(s) should agree with the name (s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

John Hancock Investment Management LLC

By:

Name:

Title:

Date:

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

To approve an Agreement and Plan of Reorganization between Small Cap Stock Fund and Mid Cap Stock Fund (the “Acquiring Fund”). Under this agreement, Small Cap Stock Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and the other shareholders of the Small Cap Stock Fund. The Acquiring Fund would also assume substantially all of Small Cap Stock Fund’s liabilities.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Important Notice Regarding Availability of Proxy Materials for this Meeting to Be Held on August 9, 2019

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

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